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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                           Jurisdiction of Incorporation
------------------                           -----------------------------
NorthPoint Communications, Inc.              Delaware
NorthPoint Communications of Virginia, Inc.  Virginia